                                                          EXHIBIT 1.A.(8)(C)(ii)


                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT
                     BETWEEN PIMCO VARIABLE INSURANCE TRUST,
                        PIMCO FUNDS DISTRIBUTORS LLC, AND
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO



         THIS AMENDMENT, dated as of the 1st day of June 2002, by and among PIMCO Variable Insurance Trust (the "Trust"), PIMCO Funds Distributors LLC (the "Underwriter") and Western Reserve Life Assurance Co. of Ohio (the "Company");

                                   WITNESSETH:

         WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated July 15, 1999, (the "Agreement") with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, the Trust, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

         NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

         1. Amendment. Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

         2. Effectiveness. The revised Schedule A of the Agreement shall be effective as of the date hereof.

         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.





                     (Signatures located on following page)

         IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


PIMCO VARIABLE INSURANCE                  WESTERN RESERVE LIFE ASSURANCE
TRUST                                     CO. OF OHIO

By:                                       By:
   -----------------------------             ------------------------------
Name:                                     Name:
     ---------------------------               ----------------------------
Title:                                    Title:
      --------------------------                ---------------------------
Date:                                     Date:
     ---------------------------               ----------------------------


PIMCO FUNDS DISTRIBUTORS LLC

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------
Date:
     ---------------------------

                                   SCHEDULE A


PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

Total Return Portfolio, Institutional Class

StocksPLUS Growth and Income Portfolio, Institutional Class

Short-Term Portfolio, Institutional Class

High Yield Portfolio, Institutional Class




       SEPARATE ACCOUNT AND DATE
   ESTABLISHED BY BOARD OF DIRECTORS      CONTRACTS FUNDED BY SEPARATE ACCOUNT
   ---------------------------------      ------------------------------------
WRL Series Life Corporate Account         Advantage IV Variable Universal Life
December 8, 1997; (1940 Act Registrant)   Policy (COLI); Policy Form
                                          No. WL694 136-82-598
                                          (1933 Act Registered)